Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Full Moon Resources Limited

Address of Joint Filer:	1902-03 Bank of America Tower, 12 Harcourt Road, Central
Hong Kong

Relationship of Joint Filer to Issuer:	Other (Controlled by a 10% Owner)

Issuer Name and Ticker or Trading Symbol:	Cellular Biomedicine Group, Inc. (CBMG)
Date of Event Requiring Statement	July 2, 2014
(Month/Day/Year):

Designated Filer:	Pak To Leung

Signature:

FULL MOON RESOURCES LIMITED

By:	\s\ Pak To Leung
Name: Pak To Leung
Title: Director

July 8, 2014

Joint Filer Information

Name of Joint Filer:	Venture Garden Limited

Address of Joint Filer:	1902-03 Bank of America Tower, 12 Harcourt Road, Central
Hong Kong

Relationship of Joint Filer to Issuer:	Other (Controlled by a 10% Owner)

Issuer Name and Ticker or Trading Symbol:	Cellular Biomedicine Group, Inc. (CBMG)
Date of Event Requiring Statement	July 2, 2014
(Month/Day/Year):

Designated Filer:	Pak To Leung

Signature:

VENTURE GARDEN LIMITED
By:	\s\ Pak To Leung
Name: Pak To Leung
Title: Director

July 8, 2014